                                                                    Exhibit 23.9

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 19, 1999, with respect to the consolidated financial statements of R/N South Florida Cable Management Limited Partnership and Indiana Cable Associates, Ltd. included in Amendment No. 1 to the Registration Statement on Form S-1 and related Prospectus of Charter Communications, Inc. for the registration of 5,661,117 shares of Class A Common Stock.

                                               /s/ ERNST & YOUNG LLP

Denver, Colorado
September 20, 2000